Exhibit (g)(6)

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment (the “Amendment”) to the Custodian Agreement is made as of             , 2014 by and between BMO Funds (the “Fund”) on behalf of the portfolios listed on Appendix A, as amended from time to time, (each, a “Portfolio” and collectively, the “Portfolios”) and State Street Bank and Trust Company (the “Custodian”), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated September 1, 2004, as amended (the “Custodian Agreement”);

WHEREAS, IBT merged with and into the Custodian, effective July 2, 2007, with the result that the Custodian now serves as custodian under the Custodian Agreement;

WHEREAS, the Fund has requested the Custodian enter into this Amendment and the Custodian has agreed to do so, notwithstanding that the Custodian Agreement is not identical to the form of custodian agreement customarily entered into by the Custodian as custodian, in order that the services to be provided to each Portfolio by the Custodian, as successor by merger to IBT, may continue to be provided to each Portfolio in a consistent manner;

WHEREAS, the parties hereto wish to amend the Custodian Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. Amendments.

Appendix A to the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2. Miscellaneous.

(a) As amended and supplemented hereby, the Custodian Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

BMO FUNDS, INC.		STATE STREET BANK AND TRUST COMPANY

By:		By:
	Name:		Name:
	Title:		Title:

APPENDIX A

Portfolio

BMO Pyrford International Stock Fund

BMO Pyrford Global Strategic Return Fund

BMO LGM Emerging Markets Equity Fund

BMO TCH Emerging Markets Bond Fund

BMO Global Low Volatility Equity Fund

BMO Pyrford Global Equity Fund

BMO Global Natural Resources Fund

BMO Alternative Strategies Fund